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                                                                   EXHIBIT 10.40


                               SWIFT FOODS COMPANY
                             2002 STOCK OPTION PLAN


1.       Purpose.

         Swift Foods Company, a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this 2002 Stock Option Plan (the "Plan"), desires to afford certain individuals and key employees of the Company and any parent corporation or subsidiary corporation thereof now existing or hereafter formed or acquired (such parent and subsidiary corporations sometimes referred to herein as "Related Entities") who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and any Related Entities. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall mean, respectively, a corporation within the definition of such terms contained in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). All defined terms not otherwise defined in Sections 1 through 17 of this Plan shall have the meanings set forth in Section 18 of this Plan.

         The stock options described in Sections 6 and 7 (the "Options") and the shares of Common Stock (as hereinafter defined) acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

2.       Administration.

         (a) Committee. The Board of Directors of the Company (the "Board of Directors") shall administer the Plan with respect to all Key Employees (as hereinafter defined) or Eligible Non-Employees (as hereinafter defined) or may delegate all or part of its duties under this Plan to any committee or sub-committee appointed by the Board of Directors (the "Committee") or to any officer or committee of officers of the Company, subject in each case to such conditions and limitations as the Board of Directors may establish and subject to the following sentence. Unless a majority of the members of the Board of Directors determines otherwise: (i) the Committee shall be constituted in a manner that satisfies the requirements of Rule 16b-3, which Committee shall administer the Plan with respect to all Key Employees or Eligible Non-Employees who are subject to Section 16 of the Exchange Act in a manner that satisfies the requirements of Rule 16b-3; and (ii) the Committee shall be constituted in a manner that satisfies the requirements of Section 162(m), which Committee shall administer the Plan with respect to "performance-based compensation" for all Key Employees or Eligible Non-Employees who are reasonably expected to be "covered employees" as those terms are defined in Section 162(m). The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors. Except for references in Sections 2(a), 2(b), and 2(c) and unless the context otherwise requires, references herein to the Committee shall also refer to the Board of Directors as administrator of the Plan for Key Employees or Eligible Non-Employees or to the appropriate delegate of the Committee or the Board of Directors.




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         (b) Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.

         (c) Meetings and Actions of Committee. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until he ceases to be a member of the Committee or until the Board of Directors elects a new chairman. The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations as it may deem advisable for the conduct of its business that are not inconsistent with the provisions of the Plan, the certificate of incorporation of the Company, the by-laws of the Company, Rule 16b-3 so long as it is applicable, and Section 162(m) so long as it is applicable.

3.       Shares Available.

         Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of Common Stock, $.0001 par value, of the Company ("Common Stock") in respect of which Options may be granted for all purposes under the Plan shall be 19,500,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of such Option, the termination of such Option prior to exercise, or the forfeiture of such Option, such shares shall thereafter be available for grants under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company's treasury, or (iii) issued shares of Common Stock reacquired by the Company in each situation as the Board of Directors or the Committee may determine from time to time.

4.       Eligibility and Bases of Participation.

         Grants of Incentive Options (as hereinafter defined) and Non-Qualified Options (as hereinafter defined) may be made under the Plan, subject to and in accordance with Section 6, to Key Employees. As used herein, the term "Key Employee" shall mean any employee of the Company or any Related Entity, including officers and directors of the Company or any Related





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Entity who are also employees of the Company or any Related Entity, who is regularly employed on a salaried basis and who is so employed on the date of such grant, whom the Committee identifies as having a direct and significant effect on the performance of the Company or any Related Entity.

         Grants of Non-Qualified Options may be made, subject to and in accordance with Section 7, to any Eligible Non-Employee. As used herein, the term "Eligible Non-Employee" shall mean any director of the Company who is not regularly employed on a salaried basis with the Company and any other person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust, or other entity (collectively, a "Person"), that the Committee designates as eligible for a grant of Options pursuant to this Plan because such Person performs bona fide consulting, advisory, or other services for the Company or any Related Entity (other than services in connection with the offer or sale of securities in a capital-raising transaction) and the Board of Directors or the Committee determines that the Person has a direct and significant effect on the financial development of the Company or any Related Entity.

         The adoption of this Plan shall not be deemed to give any Person a right to be granted any Options.

         Notwithstanding any other provision of this Plan to the contrary, with respect to the grant of any Options to any Key Employee or Eligible Non-Employee, the Committee shall first determine the number of shares in respect of which Options are to be granted to such Key Employee or Eligible Non-Employee and shall then cause to be granted to such Key Employee or Eligible Non-Employee an Option exercisable for such shares. The exercise price per share of Common Stock under each Option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of Common Stock on the date of grant.

5.       Authority of Committee.

         Subject to the express provisions of the Plan and any applicable law with which the Company intends the Plan to comply, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan, including without limitation to adopt and observe such procedures concerning the counting of Options against the Plan and individual maximums as it may deem appropriate from time to time; (b) to determine the Key Employees or Eligible Non-Employees to whom, and the time or times at which, Options shall be granted;
(c) to determine the number of shares of Common Stock, that shall be the subject of each Option; (d) to determine the terms and provisions of each award evidencing Options granted hereunder (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Option is restricted, (iii) the effect of termination of employment on the Option, (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service) and (v) the establishment of procedures for an optionee (A) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a






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Fair Market Value which, together with such cash as shall be paid in respect of fractional shares, shall equal the aggregate exercise price under such Option for the number of shares then being acquired (including the shares to be so withheld), and (B) to exercise a portion of an Option by delivering that number of shares of Common Stock already owned by such optionee having an aggregate Fair Market Value which shall equal the partial Option exercise price and to deliver the shares thus acquired by such optionee in payment of shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that such optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares; provided, however, that (A) in the case of Incentive Options, no shares shall be used to pay the exercise price under this paragraph unless (1) such shares were not acquired through the exercise of Incentive Options or (2) if so acquired, (x) such shares have been held for more than two years since the grant of such Incentive Options and for more than one year since the exercise of such Incentive Options (the "Holding Period"), or (y) if such shares have not been held for the Holding Period, the optionee elects in writing to use such shares to pay the exercise price under this paragraph, and (B) no such procedure shall be available if there is an opinion of the Company's independent accounting firm that the use of such a procedure could negatively affect the financial statements of the Company or a Related Entity; (e) to accelerate, pursuant to
Section 8 or otherwise, the time of exercisability of any Option that has been granted; (f) to construe the respective awards evidencing Options granted pursuant to the Plan; (g) to make determinations of the Fair Market Value of the Common Stock pursuant to the Plan; (h) to delegate its duties under the Plan to such agents as it may appoint from time to time, subject to the second sentence of Section 2(a); and (i) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Option, or in any awards evidencing Options granted hereunder in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 5 shall be final and conclusive. The Committee shall not have the power to appoint members of the Committee or to terminate, modify, or amend the Plan. Those powers are vested in the Board of Directors.

         From time to time, the Board of Directors and appropriate officers of the Company shall be and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance pursuant to awards evidencing Options granted hereunder.

6.       Stock Options for Key Employees.

         Subject to the express provisions of this Plan, the Committee shall have the authority to grant incentive stock options pursuant to Section 422 of the Code ("Incentive Options"), to grant non-qualified stock options (options which do not qualify under Section 422 of the Code) ("Non-Qualified Options"), and to grant both types of Options to Key Employees. No Incentive Option shall be granted pursuant to this Plan after the earlier of ten years from the date of adoption of the Plan or ten years from the date of approval of the Plan by the stockholders of the Company. Notwithstanding anything in this Plan to the contrary, Incentive Options may be granted only to






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Key Employees. The terms and conditions of the Options granted under this
Section 6 shall be determined from time to time by the Committee; provided, however, that the Options granted under this Section 6 shall be subject to all terms and provisions of the Plan (other than Section 7), including the following:

         (a) Option Exercise Price. Subject to Section 4, the Committee shall establish the Option exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, that such price shall not be less than the Fair Market Value per share of Common Stock at the date the Option is granted with respect to Incentive Options; and provided, further, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of the Company or any Related Entity which possess more than 10% of the total combined voting power of all classes of shares of the Company or of any Related Entity, the option exercise price shall not be less than 110% of the Fair Market Value per share of Common Stock at the date the Option is granted. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 10 of the Plan.

         (b) Payment. The price per share of Common Stock with respect to each Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure created pursuant to Section 5(d) of the Plan. Shares delivered to or withheld by the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Option.

         (c) Continuation of Employment. Each Incentive Option shall require the optionee to remain in the continuous employ of the Company or any Related Entity from the date of grant of the Incentive Option until no more than three months prior to the date of exercise of the Incentive Option.

         (d) Exercisability of Stock Option. Subject to Section 8, each Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. No Incentive Option by its terms shall be exercisable after the expiration of ten years from the date of grant of such Option; provided, however, that no Incentive Option granted to a person who, at the time such Option is granted, owns stock of the Company, or any Related Entity, possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Related Entity, shall be exercisable after the expiration of five years from the date such Option is granted.

         (e) Death. If any optionee's employment with the Company or a Related Entity terminates due to the death of such optionee, the estate of such optionee, or a Person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall, subject to the provisions of Section 9, have the right to exercise such Option in accordance with its terms at any time and from time to time within 180 days after the date of death unless a shorter or longer period is expressly provided in such Option or established by the Committee pursuant to Section 8 (but in no event after the expiration date of such Option).




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         (f) Disability. If the employment of any optionee terminates because of his Disability (as defined in Section 18), such optionee or his legal representative shall, subject to the provisions of Section 9, have the right to exercise the Option in accordance with its terms at any time and from time to time within one year after the date of such termination unless a shorter or longer period is expressly provided in such Option or established by the Committee pursuant to Section 8 (but not after the expiration date of the Option); provided, however, that in the case of an Incentive Option, the optionee or his legal representative shall in any event be required to exercise the Incentive Option within one year after termination of the optionee's employment due to his Disability.

         (g) Termination for Good Cause. Unless an optionee's Option expressly provides otherwise or the Committee determines otherwise, such optionee shall immediately forfeit all rights under his Option, except as to the shares of stock already purchased thereunder, if the employment of such optionee with the Company or a Related Entity is terminated by the Company or any Related Entity for Good Cause (as defined in Section 18 below). The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee) and any decision in respect thereof by the Committee shall be final and binding on all parties in interest.

         (h) Other Termination of Employment. If the employment of an optionee with the Company or a Related Entity terminates for any reason other than those specified in subsections 6(e), (f) or (g) above, such optionee shall, subject to the provisions of Section 9, have the right to exercise his Option in accordance with its terms, within 90 days after the date of such termination, unless a shorter or longer period is expressly provided in such Option or established by the Committee pursuant to Section 8 (but not after the expiration date of the Option); provided, that no Incentive Option shall be exercisable more than three months after such termination.

         (i) Maximum Exercise. The number of shares of Common Stock, which relate to an Incentive Option granted by the Company or any Related Entity to any one optionee, which vest in a given calendar year may not have an aggregate Fair Market Value which exceeds $100,000. For purposes of a valuation pursuant to this Section 6(i), the Fair Market Value of a share of Common Stock shall be the Fair Market Value of such share on the date of the grant of the Incentive Option even though the limitation is applied to the year in which the shares which relate to the Incentive Option vest, which may not be the same calendar year in which the Incentive Option is granted.

7.       Stock Option Grants to Eligible Non-Employees.

         (a) Subject to the express provisions of this Plan, the Committee shall have the authority to grant Non-Qualified Options to Eligible Non-Employees. The terms and conditions of the Options granted under this Section 7 shall be determined from time to time by the Committee; provided, however, that the Options granted under this Section 7 shall be subject to all terms and provisions of the Plan (other than Section 6), including the following:

                  (i) Option Exercise Price. Subject to Section 4, the Committee shall establish the Option exercise price at the time any Non-Qualified Option is granted






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                           at such amount as the Committee shall determine. The
                           Option exercise price shall be subject to adjustment in accordance with the provisions of Section 10 of the Plan.

                  (ii) Payment. The price per share of Common Stock with respect to each Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure created pursuant to Section 5(d) of the Plan. Shares delivered to or withheld by the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Option.

                  (iii) Exercisability of Stock Option. Subject to Section 8, each Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. No Option shall be exercisable after the expiration of ten years from the date of grant of the Option, unless otherwise expressly provided in such Option.

                  (iv) Death. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his death, the estate of such optionee, or a Person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall, subject to the provisions of Section 9, have the right to exercise such Option in accordance with its terms, at any time and from time to time within 180 days after the date of death unless a shorter or longer period is expressly provided in such Option or established by the Committee pursuant to Section 8 (but in no event after the expiration date of such Option).

                  (v) Disability. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his Disability, such optionee or his legal representative shall, subject to the provisions of Section 9, have the right to exercise the Option in accordance with its terms at any time and from time to time within one year after the date of the optionee's termination unless a shorter or longer period is expressly provided in such Option or established by the Committee pursuant to Section 8 (but not after the expiration of the Option).

                  (vi) Termination for Good Cause. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee is terminated (A) for Good Cause or (B) as a result of removal of the optionee from office as a director of the Company or of any Related Entity for cause by action of the stockholders of the Company or such Related Entity in accordance with the by-laws of the Company or such Related Entity, as





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                           applicable, and the corporate law of the jurisdiction
                           of incorporation of the Company or such Related Entity, then such optionee shall immediately forfeit his rights under his Option except as to the shares of stock already purchased. The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee) and any decision in respect thereof by the Committee shall be final and binding on all parties in interest.

                  (vii) Other Termination of Relationship. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates for any reason other than those specified in subsections 7(a)(iv), (a)(v) or (a)(vi) above, such optionee shall, subject to the provisions of Section 9, have the right to exercise his or its Option in accordance with its terms within 90 days after the date of such termination, unless a shorter or longer period is expressly provided in such Option or established by the Committee pursuant to Section 8 (but not after the expiration date of the Option).

         (b) An Eligible Non-Employee that is a non-employee director of the Company may elect to receive Options in lieu of all or a portion of such director's annual cash retainer fee for services as a director of the Company. Notwithstanding subsection 7(a)(ii), the following shall apply if a non-employee director elects to receive all or a portion of his/her annual cash retainer in
Options:

                  (i) Method of Election. Except as otherwise specified by the Committee, a non-employee director's election shall be made in accordance with the following provisions. Unless the Committee provides otherwise, the election may be made only by written notice delivered to the Committee prior to the first day of the calendar year or the fiscal year, as determined by the Committee, in which the cash payment would otherwise be made. The election shall specify the amount of the annual cash retainer that is to be paid in the form of Options and shall be irrevocable except for payments otherwise payable in the next calendar year after the date of a written notice of revocation.

                  (ii) Terms of Options. The date of grant of an Option granted pursuant to this Section 7(b) shall be the date on which the portion of the annual cash retainer fee that the non-employee director has elected not to receive would otherwise have been paid. The number of shares subject to that Option shall be determined by dividing the foregone amount of the annual cash retainer fee otherwise due and payable on the date of grant by the value of an Option for one share of Common Stock on the date of grant having the terms set forth herein, which value shall be calculated pursuant to the Black-Scholes Model. The exercise price with respect to a share of Common Stock subject to that Option shall be the Fair Market Value of a share of Common Stock on the Option's date of grant.




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8.       Change of Control; Sale of the Company.

         Except as otherwise expressly provided in a particular Option, if (a) a Change of Control or a Sale of the Company shall occur, (b) the Company shall enter into an agreement providing for a Change of Control or a Sale of the Company, or (c) any member of the HMC Group shall enter into an agreement providing for a Sale of the Company, then the Committee may declare any or all Options outstanding under the Plan to be exercisable in full at such time or times as the Committee shall determine and the Company may purchase any or all of such Options for an amount of cash equal to the amount that could have been attained upon the exercise of such Options or the realization of the optionee's rights had such Option been currently exercisable. Each Option accelerated by the Committee pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated exercise date) as the Committee shall determine.

9.       Purchase Option.

         (a) Except as otherwise expressly provided in any particular Option, if
(i) any optionee's employment (or, in the case of any Option granted under Section 7, the optionee's relationship) with the Company or a Related Entity terminates for any reason at any time or (ii) a Change of Control occurs, the Company (and/or its designees) shall have the option (the "Purchase Option") to purchase, and the optionee (or the optionee's executor or the administrator of the optionee's estate or the Person who acquired the right to exercise the Option by bequest or inheritance, in the event of the optionee's death, or the optionee's legal representative in the event of the optionee's incapacity) (hereinafter, collectively with such optionee, the "Grantor") shall sell to the Company and/or its assignee(s), all or any portion (at the Company's option) of the shares of Common Stock acquired by exercise of an Option and/or Options held by the Grantor (such shares of Common Stock and Options collectively being referred to as the "Purchasable Shares").

         (b) The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within one year from the date of the termination of the optionee's employment or engagement or such Change of Control. Such notice shall state the number of Purchasable Shares to be purchased and the determination of the Board of Directors of the Fair Market Value per share of such Purchasable Shares. If no notice is given within the time limit specified above, the Purchase Option shall terminate.

         (c) The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be, in the case of any Common Stock, an amount equal to the Fair Market Value per share as of the date of the notice of exercise of the Purchase Option multiplied by the number of shares being purchased, and in the case of any Option, an amount equal to the Fair Market Value per share less the applicable per share Exercise Price multiplied by the number of vested shares subject to such Option which are being purchased; provided, however, that in the case of any voluntary termination by the optionee or in the case of the optionee's termination by the Company or a Related Entity for Good Cause the purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be, in the case of any Common Stock, an amount equal to the lesser of the Fair Market Value per share as of the date of the notice of exercise of the Purchase Option, or the per share cost of the Common Stock, multiplied by the number of shares being purchased, and in the case of any Option, the Option shall, at the discretion of the Company, be forfeited for no consideration. The purchase price shall be paid in cash. The closing of such purchase shall take place at the Company's principal executive offices within ten days after the purchase price has been determined. At such closing, the Grantor shall deliver to the purchasers the certificates or instruments evidencing the Purchasable Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchasers. In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by the scheduled closing date, at the option of the purchasers, the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.

         (d) To assure the enforceability of the Company's rights under this
Section 9, each certificate or instrument representing Common Stock or an Option held by him or it shall bear a conspicuous legend in substantially the following form:

                  THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 2002 STOCK OPTION PLAN. A COPY OF SUCH OPTION PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

         The Company's rights under this Section 9 shall terminate upon the consummation of a Qualifying Public Offering.

10.      Adjustment of Shares.

         Except as otherwise contemplated in Section 8, and unless otherwise expressly provided in a particular Option, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of
Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code. The maximum aggregate number of shares of Common Stock in respect of which Options may be granted under this Plan as provided for in Section 3 shall also be subject to adjustment as contemplated above.

         Except as otherwise contemplated in Section 8, and unless otherwise expressly provided in a particular Option, in the event that the Company is not the surviving entity of a Reorganization and, following such Reorganization and, in connection with such Reorganization, any optionee will hold Options issued pursuant to this Plan which have not been exercised, canceled, or terminated in connection therewith, the Company shall cause such Options to be assumed (or canceled and replacement Options issued) by the surviving entity or a Related Entity with such changes in the number and/or kind of shares and/or interests subject to an Option and the per share price or the value thereof as the Committee determines is necessary to give appropriate effect to such Reorganization. In the event of any perceived conflict between the provisions of
Section 8 and this Section 10, the Committee's determination under Section 8 shall control.

11.      Assignment or Transfer.

         (a) Transfer of Incentive Options. Incentive Options are not transferrable by an optionee other than by will or the laws of descent and distribution.

         (b) Transfer of Non-Qualified Options.

                  (i) Permitted Transferees. The Committee may, in its discretion, permit an optionee to transfer all or any portion of a Non-Qualified Option, or authorize all or a portion of any Non-Qualified Option to be granted to an optionee to be on terms which permit transfer by such optionee, to (A) the spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law of the optionee, including adoptive relationships, or any other person sharing the optionee's household (other than a tenant or employee) (collectively, "Immediate Family Members"), (B) a trust or trusts in which such Immediate Family Members have more than fifty percent of the beneficial interest, (C) a foundation in which such Immediate Family Members (or the optionee) control the management of assets, or
                           (D) any other entity in which such Immediate Family Members (or the optionee) own more than fifty percent of the voting interests (collectively, "Permitted Transferees"); provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of Non-Qualified Options transferred as provided above shall be prohibited except subsequent transfers back to the option grantee and transfers to other Permitted Transferees of the option grantee.

                  (ii) Domestic Relations Orders. In the Committee's sole discretion Non-Qualified Options may be transferred pursuant to domestic relations orders entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

                  (iii) Other Transfers and Exercise Rights. Except as expressly permitted by Sections 11(b)(i) and 11(b)(ii), Non-Qualified Options shall not be transferable other than by will or the laws of descent and distribution. In the event that a legal representative has been appointed in connection with the Disability of an optionee, the optionee's options may be exercised by the legal representative.

                  (iv) Effect of Transfer. Following the transfer of any Non-Qualified Option as contemplated by Sections 11(b)(i), 11(b)(ii) and 11(b)(iii), (A) such
                           Non-Qualified Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "optionee" shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased optionee, as applicable, to the extent appropriate to enable the optionee to exercise the transferred Non-Qualified Option in accordance with the terms of this Plan and applicable law, (B) the provisions of Sections 7(a)(iv) through (vii) and Sections 6(e) through (h) hereof shall continue to be applied with respect to the original optionee and, following the occurrence of any such events described therein the Non-Qualified Options shall be exercisable by the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased Holder, as applicable, only to the extent and for the periods specified in Sections 7(a)(iv) through (vii) and Sections 6(e) through (h), and (C) in the discretion of the Committee, all voting control in the Common Stock transferred pursuant to the exercise of Non-Qualified Options shall be retained in the option grantee.

         (c) Procedures and Restrictions. Any optionee desiring to transfer an Option as permitted under Section 11(a) or 11(b) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

         (d) At least ninety (90) days prior to selling, pledging, hypothecating, transferring or otherwise disposing ("Transfer") of any interest in Common Stock issued upon exercise of an Option, the optionee, provided that, for purposes of this Section 11(d), the term "optionee" shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased optionee, as applicable proposing such Transfer shall deliver a written notice (the "Sale Notice") to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. Such optionee shall not consummate any such Transfer until ninety (90) days after the Sale Notice has been delivered to the Company, unless the Company has notified such optionee in writing that it will not exercise its rights under this Section 11(d) (the date of the first to occur of such events is referred to herein as the "Authorization Date"). The Company or its designee may elect to purchase all (but not less than all) of the shares of Common Stock to be

Transferred upon the same terms and conditions as those set forth in the Sale Notice ("Right of First Refusal") by delivering a written notice of such election to such optionee, within thirty (30) days after the receipt of the Sale Notice by the Company (the "Election Notice"). If the Company has not elected to purchase all of the shares of Common Stock specified in the Sale Notice, such optionee, may Transfer the shares of Common Stock to the prospective transferee(s) as specified in the Sale Notice, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice, during the 90-day period immediately following the Authorization Date. Any shares of Common Stock not so transferred within such 90-day period must be reoffered to the Company in accordance with the provisions of this Section 11(d). The Right of First Refusal will not apply with respect to Transfers of such shares of Common Stock by will or pursuant to applicable laws of descent and distribution or among the optionee's family group; provided that the restrictions contained in this Section 11(d) will continue to be applicable to the shares of Common Stock after any such Transfer and provided further that the transferees of such shares of Common Stock have agreed in writing to be bound by the terms and provisions of this Plan and the applicable Option Agreement, as each may be amended from time to time. In addition, upon any transfer to a member of the optionee's family group, the optionee shall be required to give notice to the Company and as a condition to such Transfer to a member of the optionee's family group, the optionee will maintain all voting control over all of the shares of Common Stock. The optionee's "family group" means the optionee's spouse and lineal descendants (whether natural or adopted) and any trust solely for the benefit of the optionee and/or the optionee's spouse and/or lineal descendants. In addition, with the prior approval of the Committee, notwithstanding the provisions of this Section 11(d), an optionee may pledge such shares of Common Stock creating a security interest therein; provided, that the pledgee agrees in writing to be bound, and that such shares of Common Stock remain bound, by the terms and provisions of this Plan and the applicable Option Agreement, as each may be amended from time to time.

         To assure the enforceability of the Company's rights under this Section 11(d), each certificate or instrument representing Common Stock or an Option held by him or it shall bear a conspicuous legend in substantially the following form:

                  THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO A RIGHT OF FIRST REFUSAL PROVIDED UNDER THE COMPANY'S 2002 STOCK OPTION PLAN. A COPY OF SUCH OPTION PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

         (e) The rights and obligations pursuant to Section 11(d) hereof will terminate upon the consummation of a Qualifying Public Offering.

12.      Compliance with Securities Laws.

         The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable state securities law to permit exercise of any option or to issue any Common Stock in violation of the Securities Act or any applicable state securities law. Each optionee (or, in the event of his death or, in the event a legal representative has been appointed in connection with his Disability, the Person exercising the Option) shall, as a condition to his right to exercise any Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities law.

         Certificates for shares of Common Stock, when issued, may have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

         This legend shall not be required for shares of Common Stock issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

13.      Withholding Taxes.

         By acceptance of the Option, the optionee will be deemed to (i) agree to reimburse the Company or Related Entity by which the optionee is employed for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of the optionee's exercise of all or a portion of the Option; (ii) authorize the Company or any Related Entity by which the optionee is employed to withhold from any cash compensation paid to the optionee or in the optionee's behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Company, or the Related Entity by which the optionee is employed, and which otherwise has not been reimbursed by the optionee, in respect of the optionee's exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the optionee is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

14.      Costs and Expenses.

         The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option nor to any employee receiving an Option.

15.      Funding of Plan.

         The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

16.      Other Incentive Plans.

         The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

17.      Effect on Employment.

         Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Key Employee except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on
(a) the Company or any Related Entity to continue the employment of any Key Employee, and (b) any Key Employee to remain in the employ of the Company or any Related Entity.

18.      Definitions.

         In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated unless another definition is agreed to in writing by the Company and the optionee in an option grant agreement with respect to such term or a similar term:

         (a) "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         (b) "Authorization Date" shall have the meaning set forth in Section 11(d) hereof.

         (c) "Board of Directors" shall have the meaning set forth in Section 2 hereof.

         (d) "Change of Control" shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, other than one or more members of the HMC Group, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition after the date of acceptance of this Plan by any Person or Group (other than one or more members of the HMC Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

         (e) "Code" shall have the meaning set forth in Section 1 hereof.

         (f) "Committee" shall have the meaning set forth in Section 2 hereof.

         (g) "Common Stock" shall have the meaning set forth in Section 3 hereof.

         (h) "Company" shall have the meaning set forth in Section 1 hereof.

         (i) "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the date of adoption of this Plan, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a member of the HMC Group.

         (j) "Designated Date" means the first date on which each of the following conditions shall have been met: (i) the Company shall have consummated a Qualifying Public Offering and (ii) the Company shall have ceased to be an Equity Fund Company.

         (k) "Disability" shall mean permanent disability as defined under
Section 22(e)(3) of the Code.

         (l) "Election Notice" shall have the meaning set forth in Section 11(d) hereof.

         (m) "Eligible Non-Employee" shall have the meaning set forth in Section 4 hereof.

         (n) "Equity Fund Company" means any Person in which one or more Equity Fund Investment Vehicles own(s), directly or indirectly, more than 10% of the fully-diluted common stock or has an unrecovered investment of $1,000,000 or more, and each Subsidiary thereof.

         (o) "Equity Fund Investment Vehicle" means Hicks, Muse, Tate & Furst Equity Fund II, L.P.; Hicks, Muse, Tate & Furst Equity Fund III, L.P.; Hicks, Muse, Tate & Furst Equity Fund IV, L.P.; Hicks, Muse, Tate & Furst Equity Fund V, L.P.; or any other similar investment entity formed by Hicks, Muse, Tate & Furst Incorporated.

         (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (q) "Fair Market Value", shall, as it relates to the Common Stock, mean, at the option of the Committee, the average of the high and low prices or the closing price of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed or the Nasdaq National Market System, as applicable, on the date specified herein for such a determination, or if there were no sales on such date, on the next succeeding day or immediately preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange or the Nasdaq National Market System, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Committee.

         (r) "Good Cause", with respect to any Key Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of: (A) the optionee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the optionee's commission of material mismanagement in the conduct of his duties as assigned to him by the Board of Directors or the optionee's supervising officer or officers of the Company or any Related Entity; (D) the optionee's willful failure to execute or comply with the policies of the Company or any Related Entity or his stated duties as established by the Board of Directors or the optionee's supervising officer or officers of the Company or any Related Entity, or the optionee's intentional failure to perform the optionee's stated duties; or (E) substance abuse or addiction on the part of the optionee. "Good Cause", with respect to any Eligible Non-Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of: (A) the optionee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the optionee's commission of material mismanagement in providing services to the Company or any Related Entity; (D) the optionee's willful failure to comply with the policies of the Company in providing services to the Company or any Related Entity, or the optionee's intentional failure to perform the services for which the optionee has been engaged; (E) substance abuse or addiction on the part of the optionee; or (F) the optionee's willfully making any material misrepresentation or willfully omitting to disclose any material fact to the board of directors of the Company or any Related Entity with respect to the business of the Company or any Related Entity.

         (s) "Grantor" shall have the meaning set forth in Section 9 hereof.

         (t) "Hicks Muse Company" shall mean any Person in which the HMC Group beneficially owns more than 25% of the fully-diluted common stock or has an unrecovered investment of $1,000,000 or more, and each Subsidiary thereof.

         (u) "HMC Group" shall mean Hicks, Muse, Tate & Furst Incorporated, its Affiliates and their respective employees, officers, and directors (and members of their respective families and trusts for the primary benefit of such family members).

         (v) "Holding Period" shall have the meaning set forth in Section 5 hereof.

         (w) "Incentive Options" shall have the meaning set forth in Section 6 hereof.

         (x) The terms "include," "included" or "including" when used herein shall mean "including, but not limited to".

         (y) "Key Employee" shall have the meaning set forth in Section 4 hereof.

         (z) "Marketable Securities" shall mean securities (i) of a class or series listed or traded on the New York Stock Exchange, American Stock Exchange, or Nasdaq National Market

System and (ii) which, as a matter of law, shall at the time of acquisition be (or which at the date of acquisition are legally committed to become within six months after the date of acquisition) freely saleable in unlimited quantities by the HMC Group to the public, either pursuant to an effective registration statement under the Securities Act (including a current prospectus which is available for delivery) or without the necessity of such registration.

         (aa) "Non-Qualified Options" shall have the meaning set forth in
Section 6 hereof.

         (bb) "Options" shall have the meaning set forth in Section 1 hereof.

         (cc) "Person" shall have the meaning set forth in Section 4 hereof.

         (dd) "Plan" shall have the meaning set forth in Section 1 hereof.

         (ee) "Purchasable Shares" shall have the meaning set forth in Section 9 hereof.

         (ff) "Purchase Option" shall have the meaning set forth in Section 9 hereof.

         (gg) "Qualifying Public Offering" shall mean a firm commitment underwritten public offering of Common Stock for cash where the proceeds to the Company (prior to deducting any underwriters' discounts and commissions) exceed $20 million and the shares of Common Stock registered under the Securities Act are listed on a national securities exchange or the Nasdaq National Market System.

         (hh) "Related Entities" shall have the meaning set forth in Section 1 hereof.

         (ii) "Reorganization" shall have the meaning set forth in Section 10 hereof.

         (jj) "Right of First Refusal" shall have the meaning set forth in
Section 11(d) hereof.

         (kk) "Rule 16b-3" shall mean Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Exchange Act.

         (ll) "Sale Notice" shall have the meaning set forth in Section 11(d) hereof.

         (mm) "Sale of the Company" shall mean the first to occur of (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, other than one or more members of the HMC Group, (ii) the Company's ceasing to be a Hicks Muse Company in a transaction or series of related transactions initiated or agreed to by the HMC Group (other than the distribution by one or more Equity Fund Investment Vehicles, following a Qualifying Public Offering, of equity securities of the Company to the investors in such Equity Fund Investment Vehicle(s)), or (iii) the consummation of a transaction or series of related transactions initiated or agreed to by the HMC Group pursuant to which the HMC Group receives, in respect of its shares of Common Stock, cash and/or Marketable Securities which have an aggregate value equal to at least 75% of the total value of all Common Stock owned by the HMC Group immediately prior to such transaction, as determined by the Board of Directors in good faith; provided, however, that the occurrence of an event described in clause (i), (ii) or (iii) on any date after the Designated Date shall not constitute a "Sale of the Company".

         (nn) "Section 162(m)" means Section 162(m) of the Code and the rules and regulations adopted from time to time thereunder, or any successor law or rule as it may be amended from time to time.

         (oo) "Securities Act" shall mean the Securities Act of 1933.

         (pp) "Subsidiary" shall mean, with respect to any Person, any other Person of which such first Person owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

         (qq) "Transfer" shall have the meaning set forth in Section 11(b) hereof.

19.      Amendment of Plan.

         The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, that no amendment shall be made which shall increase the total number of shares of the Common Stock which may be issued and sold pursuant to Options granted under the Plan, or which modifies the individuals or class of individuals eligible to receive Options, unless such amendment is made by or with the approval of the stockholders. The Board of Directors shall have the right to amend the Plan and the Options outstanding thereunder, without the consent or joinder of any optionee or other Person, in such manner as may be determined necessary or appropriate by the Board of Directors in order to cause the Plan and the Options outstanding thereunder (i) to qualify as "incentive stock options" within the meaning of Section 422 of the Code, (ii) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act (or any successor law) and the regulations (including any temporary regulations) promulgated thereunder, or (iii) to comply with Section 162(m) of the Code (or any successor section) and the regulations (including any temporary regulations) promulgated thereunder. Except as provided above, no amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan, without the consent of the holder thereof.

20.      Effective Date.

         The Plan is effective as of September 19, 2002.